                                 EXHIBIT 99(B)
                                 -------------

                        EXTENDED FAMILY CARE CORPORATION
                              One Old Country Road
                                    Suite 335
                           Carle Place, New York 11514

                      THIS PROXY IS SOLICITED BY THE BOARD
                OF DIRECTORS OF EXTENDED FAMILY CARE CORPORATION
                     FOR THE SPECIAL MEETING OF SHAREHOLDERS
                             To be held on [ ], 1997



         The undersigned holder of Common Stock of Extended Family Care Corporation, a New York corporation ("EFCC"), hereby appoints Joseph Heller and Paul Elenio, and each of them, as proxies for the undersigned, each with full power of substitution, for and in the name of the undersigned to act for the undersigned and to vote, as designated below, all of the shares of Common Stock of EFCC that the undersigned is entitled to vote at the Special Meeting of Shareholders of EFCC, to be held on [ ], 1997 at [ ] local time, at the offices of ARBOR MANAGEMENT, LLC (9th Floor), 333 Carle Ovington Blvd., Uniondale, New York 11553, and at any adjournments or postponements thereof.

         The Board of Directors recommends a vote in favor of adoption and approval of the Agreement and Plan of Merger.

         1. Adoption and approval of the Agreement and Plan of Merger dated March 18, 1997, between EXTENDED FAMILY CARE CORPORATION, a New York corporation ("EFCC") and TPC HOMECARE SERVICES, INC. ("TPC") providing for the merger of TPC with and into EFCC.

            ______ FOR         _______ AGAINST        _______ ABSTAIN

         2. Upon such other matters as may properly come before the Special Meeting and any adjournments or postponements thereof. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Special Meeting and any adjournments or postponements thereof. This proxy does not convey discretionary authority to adjourn or postpone the meeting for the purpose of soliciting additional votes.



                                              (Continue and Sign on Other Side)

(Continued from other side)

         THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE PROPOSAL SET FORTH IN ITEM 1, AND WITH REGARD TO OTHER MATTERS THAT MAY COME BEFORE THE MEETING OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF, IN THE DISCRETION OF THE PROXYHOLDERS AS DESCRIBED IN THE JOINT PROXY STATEMENT.

         The undersigned hereby acknowledges receipt of the Notice of the Special Meeting and the accompanying Joint Proxy Statement.



Dated:  __________, 1997                _______________________________________
                                                     (Signature)


                                        _______________________________________
                                              (Signature if held jointly)

                                        Please sign  exactly as name(s)  appears
                                        hereon and mail it promptly  even though
                                        you  now  plan  to  attend  the  Special
                                        Meeting.  When  shares are held by joint
                                        tenants,  both should sign. When signing
                                        as  Attorney,  Executor,  Administrator,
                                        Guardian  or  Trustee,  please  add your
                                        full  title as such.  If a  corporation,
                                        please sign in full title as such.  If a
                                        corporation,    pleas   sign   in   full
                                        corporate  name by  president  or  other
                                        authorized  officer.  If a  partnership,
                                        please  sign  in  partnership   name  by
                                        authorized person.



                   PLEASE MARK, SIGN AND DATE THIS PROXY CARD
                AND PROMPTLY RETURN IT IN THE ENVELOPE PROVIDED.
              NO POSTAGE NECESSARY IF MAILED IN THE UNITED STATES.